Exhibit 21




              LIST OF SUBSIDIARIES OF PHILLIPS PETROLEUM COMPANY


Listed below are subsidiaries of the registrant at December 31, 1994. Certain subsidiaries are omitted since such companies considered in the aggregate do not constitute a significant subsidiary.


                                                    State or Jurisdiction
                                                     in Which Subsidiary
                                                      was Incorporated
          Name of Company                               or Organized
          ---------------                           ---------------------

American Olefins, Inc.                                    Delaware
GPM Gas Corporation                                       Delaware
Phillips Alaska Natural Gas Corporation                   Delaware
Phillips Coal Company                                     Nevada
Phillips Gas Company                                      Delaware
Phillips Investment Company                               Nevada
Phillips Natural Gas Company                              Delaware
Phillips Oil Company (Nigeria) Limited                    Nigeria
Phillips Petroleum Canada Ltd.                            Canada
Phillips Petroleum Chemicals                              Belgium
Phillips Petroleum Company Cote d'Ivoire                  Delaware
Phillips Petroleum Company Europe-Africa                  Delaware
Phillips Petroleum Company Ghana                          Delaware
Phillips Petroleum Company Indonesia                      Delaware
Phillips Petroleum Company Norway                         Delaware
Phillips Petroleum Company United Kingdom Limited         England
Phillips Petroleum Company Western Hemisphere             Delaware
Phillips Petroleum International Corporation              Panama
Phillips Petroleum International Corporation Asia         Liberia
Phillips Petroleum International Corporation Denmark      Caymen Islands
Phillips Petroleum International Investment Company       Delaware
Phillips Petroleum Resources, Ltd.                        Delaware
Phillips Petroleum UK Investment Corporation              Delaware
Phillips Pipe Line Company                                Delaware
Phillips Protein Company                                  Delaware
Phillips Puerto Rico Core Inc.                            Delaware
Phillips-San Juan Partners, L.P.                          Delaware
Seagas Pipeline Company                                   Delaware
Sooner Insurance Company                                  Vermont
The Largo Company                                         Delaware
WesTTex 66 Pipeline Company                               Delaware